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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  May 31, 2006
                                  ------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                            Bullion River Gold Corp.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

       Nevada                       333-85414                 98-0377992
       ------                       ---------                 ----------
   (State or other           (Commission File No.)     (IRS Employer I.D. No.)
    Jurisdiction)

                         3500 Lakeside Court, Suite 200
                               Reno, Nevada 89509
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                    (Address of Principal Executive Offices)

                                  775-324-4881
                                  ------------
                          Registrant's Telephone Number

                                       N/A
                                       ---
          (Former Name or Former Address if changed Since Last Report)

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.
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     Effective as of May 31, 2006, Dan Graves, the Chief Financial Officer of
Bullion River Gold Corp., a Nevada corporation (the "Company"), resigned as Chief Financial Officer. Mr. Graves' resignation did not involve any disagreement with the Company's management and was for personal reasons only.

     On the same date, the Company's Board of Directors unanimously resolved to appoint Nancy B. Huber to serve as the Company's Chief Financial Officer, to serve until the next annual meeting of the Board of Directors or her prior resignation or termination. Ms. Huber was appointed to fill the vacancy created by Mr. Graves' resignation.

     Ms. Huber, age 48, served as the Vice President of Finance for the Eagle Picher Filtration and Minerals, Inc. a diatomaceous earth mining company, from 2003 through 2005. She served as the Chief Financial Officer and Vice President of Finance for Western Multiplex Corporation, a provider of wireless access systems, from 2000 through 2002. Ms. Huber served as Vice President of Finance, Western Operations for Evans & Sutherland Computer Corporation, a graphics developer, from 1998 to 1999. From 1994 to 1998, she was Vice President of Finance and Chief Financial Officer for AccelGraphics, Inc. >From 1991 to 1994, she served first as MIS Manager, then Chief Financial Officer and finally Chief Executive Officer of ATG Cygnet, Inc., a mass storage robotic company. Ms. Huber received a Master of Management degree from the J.L. Kellogg Graduate School of Management and a B.S. degree in Chemical Engineering from Purdue University.

     On April 11, 2005, Eagle Picher Holdings, Inc., and several of its affiliates filed for Chapter 11 reorganization. Ms. Huber was the Vice President of Finance for one of the affiliates, Eagle Picher Filtration and Minerals, Inc., at this time.

     There are no family relationships between Ms. Huber and any other director or executive officer of the Company, or any nominee to become such.

Transactions with Management and Others.
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     During the past two years, there have been no material transactions, series of similar transactions or currently proposed transactions, to which our Company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, promoter or founder or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons, or any promoter or founder had a material interest.

Transactions with Promoters.
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     Peter M. Kuhn is currently the only promoter of the Company. Mr. Kuhn has not received anything of value from the Company or its subsidiaries, nor is Mr. Kuhn entitled to receive anything of value from the Company or its subsidiaries for services provided as a promoter of the Company or its subsidiaries.


                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BULLION RIVER GOLD CORP.

Date: June 6, 2006                      /s/ Peter M. Kuhn
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                                        Peter M. Kuhn
                                        President and Director